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                      EXHIBIT 8

[LOGO]   OLSEN THIELEN & CO., LTD.
         Certified Public Accountants & Consultants



   May 19, 1997

Board of Directors
Dakota Cooperative Telecommunications, Inc.
East Highway 46, P.O. Box 66
Irene, SD 57037-0066

Dear Board of Directors:

In connection with the Registration Statement on Form S-4, filed by Dakota Cooperative Telecommunications, Inc., with the Securities and Exchange Commission, relating to the conversion of Dakota Cooperative
Telecommunications, Inc. to a business corporation and subsequent merger into a Delaware corporation, it is our opinion that:

Federal Income Tax Consequences

   Following is a summary of the federal income tax consequences resulting from the conversion of Dakota Cooperative Telecommunications, Inc. (the "Cooperative"), from a tax exempt telephone cooperative described under section 501(c)(12) of the Internal Revenue code, to a South Dakota business corporation followed by a reincorporation in the state of Delaware. The Cooperative has not requested a private letter ruling from the Internal Revenue Service, as to the federal income tax consequences of the conversion and reincorporation. Therefore, the federal tax consequences expressed are the opinions of Olsen Thielen & Co., Ltd., the accounting firm.

      (i) The conversion of the Cooperative from a South Dakota Cooperative to Dakota Telecommunications Group, Inc. ("DTG") a South Dakota Business Corporation, by amending their Articles of Incorporation, will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code:

      (a) No gain or loss will be recognized by the Cooperative upon the conversion; and

      (b) The Cooperative's basis in its assets, holding period for its assets, annual accounting period and accounting methods will not be affected by the conversion.

     (ii) The exchange of newly issued common stock of DTG for existing common stock will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code:

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      (a) No gain or loss will be recognized by DTG upon the exchange;

      (b) No gain or loss will be recognized by the shareholders of DTG upon the exchange, except to the extent of cash received in lieu of fractional shares;

      (c) The basis of the newly issued DTG Common Stock received by the shareholders will be the same as the basis of the common stock surrendered in the exchange; and

      (d) The holding period of the newly issued DTG Common stock received by the shareholders will include the holding period of the shares of common stock surrendered in the exchange.

     (iii) The exchange of newly issued common stock of DTG for existing preferred stock will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code:

      (a) No gain or loss will be recognized to DTG upon the exchange;

      (b) No gain or loss will be recognized by the shareholders of DTG upon the exchange, except to the extent of cash received in lieu of fractional shares;

      (c) The basis of the newly issued DTG Common Stock received by the shareholders will be the same as the basis of the preferred stock surrendered in the exchange; and

      (e) The holding period of the newly issued DTG Common Stock received by the shareholders will include the holding period of the shares of preferred stock surrendered in the exchange.

     (iv) The exchange of newly issued common stock of DTG for patronage capital credits will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code:

      (a) No gain or loss will be recognized to DTG upon the exchange;

      (b) No gain or loss will be recognized by the shareholders of DTG upon the exchange, except to the extent of cash received in lieu of fractional shares;

      (c) The basis of the newly issued DTG Common Stock received by the shareholders will be the same as the basis of their patronage capital credits surrendered in the exchange; and

      (d) The holding period of the newly issued DTG Common Stock received by the shareholders will include the holding period of their patronage capital credits surrendered in the exchange.


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     (v)  The merger of DTG with and into Dakota Telecommunications Group
          (Delaware), Inc., ("DTG Delaware") will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code, and both corporations will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code:

      (a) No gain or loss will be recognized to DTG Delaware upon receipt of the assets of DTG in exchange for the DTG Delaware Common Stock and the assumption by DTG Delaware of the liabilities of DTG;

      (b) The basis of the assets of DTG in the hands of DTG Delaware will be the same as the basis of those assets in the hands of DTG immediately prior to the merger;

      (c) The holding period of the assets of DTG Delaware will include the holding period of those assets in the hands of DTG immediately prior to the merger;

      (d) No gain or loss will be recognized by the shareholders of DTG upon the exchange of their rights to receive shares of DTG Common Stock for shares of DTG Delaware Common Stock, except to the extent of any cash received in lieu of fractional shares;

      (e) The basis of DTG Delaware Common Stock to be received by shareholders of DTG will be the same as the basis of the rights to receive shares of DTG Common Stock surrendered in the merger; and

      (f) The holding period of the DTG Delaware Common Stock received by shareholders of DTG will include the holding period of the rights to receive shares of DTG Common Stock surrendered in the merger.

   THE BASIS FOR OUR OPINION IS DERIVED FROM OUR REVIEW OF PREVIOUSLY ISSUED PRIVATE LETTER RULINGS, AND COURT CASES INVOLVING TRANSAC-TIONS WITH
SIMILAR BUT NOT IDENTICAL CHARACTERISTICS. THE SIMILAR CHARACTERISTICS INCLUDE THE EXCHANGE BY COOPERATIVE PATRONS OF CAPITAL CREDIT CERTIFICATES FOR STOCK AND THE CONVERSION OF A NONPROFIT CORPORATION TO A BUSINESS CORPORATION. BECAUSE THE INTERNAL REVENUE SERVICE HAS NOT PREVIOUSLY RULED ON A TRANSACTION INVOLVING THE CONVERSION OF A SECTION 501(C)(12) COOPERATIVE AND THE COMPANY HAS NOT REQUESTED NOR WILL IT REQUEST AN
ADVANCE PRIVATE LETTER RULING, THERE IS A LACK OF DIRECT PRECEDENT
REGARDING THE CONVERSION. HOWEVER, BASED ON OUR REVIEW OF THIS PRECEDENT INVOLVING TRANSACTIONS WITH SIMILAR BUT NOT IDENTICAL CHARAC-TERISTICS, IT IS OUR OPINION THAT THIS PRECEDENT, IF FOLLOWED, WOULD CAUSE THE CONVERSION DESCRIBED IN CLAUSES (i) THROUGH (iv) TO BE TREATED AS AND CONSTITUTE A TAX FREE EXCHANGE. AS OF THE DATE OF THIS OPINION, WE HAVE NO REASON TO
BELIEVE THE INTERNAL REVENUE SERVICE WOULD NOT FOLLOW THIS PRECEDENT.


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We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement, and to the reference to our firm under the headings "Federal Income Tax Consequences" in the Prospectus comprising a part of the Registration Statment.

Yours truly,


/s/ Stephen N. Sarracco
Stephen N. Sarracco, CPA
Vice President & Director

SNS/lks